Exhibit 1.03

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Corporation
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Software to Hold Second Quarter 2009 Earnings Call on

August 18, 2009 at 8:00 AM EDT

HONG KONG, ATLANTA – August 7, 2009 – CDC Software (NASDAQ: CDCS) will hold a conference call to discuss the company’s second quarter 2009 earnings and operating results on Tuesday, August 18, 2009, at 8:00 A.M. EDT. An earnings release will precede the call, posting to the wires after the market closes on August 17th, 2009.

•	To listen, call the access number a few minutes before the scheduled start time of the call.

•	Date: Tuesday, August 18, 2009

•	Time: 8:00 A.M. EDT

USA and Canada Toll Free Number:	+ (866) 903-3296
Int’l/Local Dial-In #:	(706) 643-6263

The conference ID number is # 23712966 and the call leader is Mr. Monish Bahl.

Webcast Link:

Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the CDC Software website at www.cdcsoftware.com. The call can also be accessed through www.streetevents.com. To listen to the call, please go to the website at least 15 minutes prior to the call and download any necessary audio software.

For those unable to call in, a digital instant replay will be available after the call until September 1, 2009.

About CDC Software

CDC Software (NASDAQ: CDCS) is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Ross ERP (enterprise resource planning) and SCM (supply chain management), CDC Supply Chain (supply chain management ,warehouse management and order management), Pivotal CRM and Saratoga CRM (customer relationship management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Platinum HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, wholesale and retail distribution industries. The company also offers a full portfolio of services that span the life cycle of its software applications. For more information, please visit www.cdcsoftware.com